Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-252319 and 333-272241 on Form S-8 of our report dated September 12, 2024, with respect to the consolidated financial statements of MYT Netherlands Parent B.V.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 12, 2024